UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/31/2012

Del Frisco's Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35611

Delaware	20-8453116
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

930 S. Kimball Ave., Suite 100
Southlake, TX 76092
(Address of principal executive offices, including zip code)

(817) 601-3421
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2012, two members of the Board of Directors of Del Frisco's Restaurant Group, Inc. (the "Company"), Mmes. Jennifer R. Lamprecht and Melissa S. Hubbell, resigned from their positions as directors of the Company.

Also on December 31, 2012, Messrs. Jeff Ulmer and Brad Boggess were appointed to fill the vacancies created by the foregoing resignations pursuant to an action by written consent executed by the holder of a majority of the Company's outstanding shares of common stock under the Company's Certificate of Incorporation and Bylaws. Messrs. Ulmer and Boggess will each serve as Class I directors with terms ending at the Company's 2013 annual meeting of stockholders. Messrs. Ulmer and Boggess have been appointed to serve as members of the Compensation Committee.

Neither Mr. Ulmer nor Mr. Boggess will be compensated for their services as a director.

Neither Mr. Ulmer nor Mr. Boggess have any family relationship with any of the Company's executive officers or directors, nor have they engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Frisco's Restaurant Group, Inc.

Date: January 04, 2013	By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Chief Financial Officer